Approved and Effective September 27, 2017

AMENDMENT NUMBER ONE TO THE
ASCENA RETAIL GROUP, INC. 2016 OMNIBUS INCENTIVE PLAN
Amended and Restated Effective December 10, 2015

WHEREAS, Ascena Retail Group, Inc. (the “Company”) maintains the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015) (the “Plan”);
WHEREAS, pursuant to Section 11.1 of the Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, subject to stockholder approval in certain circumstances;
WHEREAS, the Board has authorized the Company to amend the Plan as set forth herein; and
WHEREAS, stockholder approval is not required for the amendment set forth herein.
NOW, THEREFORE, pursuant to Section 11.1 of the Plan, effective as of September 27, 2017, the Plan is hereby amended as follows:

1.	The last sentence of Section 6.3(c) of the Plan is amended and restated in its entirety to read as follows:

“Notwithstanding anything herein to the contrary, subject to Section 4.4, the vesting schedule for any Stock Options granted between September 21, 2011 and September 26, 2017 shall be no less than in three (3) equal annual installments on the first, second and third anniversaries of the date of grant; provided that the Committee may provide, in its sole discretion, that such Stock Options shall vest and become exercisable earlier than such minimum vesting dates, subject to Section 6.4, upon the Participant’s death, Disability, Retirement, or Termination by the Company without Cause or by the Participant for good reason (in the event such term (or words or a concept of like import) is defined in an agreement between the Company or an Affiliate and the Participant in effect at the time of grant) or upon a Change in Control.”

2.	Section 6.3(c) of the Plan is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything herein to the contrary, subject to Section 4.4, the vesting schedule for any Stock Options granted on or after September 27, 2017 shall be no less than in two (2) equal annual installments on the first and second anniversaries of the date of grant; provided that the Committee may provide, in its sole discretion, that such Stock Options shall vest and become exercisable earlier than such minimum vesting dates, subject to Section 6.4, upon the Participant’s death, Disability, Retirement, or Termination by the Company without Cause or by the Participant for good reason (in the event such term (or words or a concept of like import) is defined in an agreement between the Company or an Affiliate and the Participant in effect at the time of grant) or upon a Change in Control.”

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IN WITNESS WHEREOF, the Company has caused this amendment to be executed as of the 27st day of September, 2017.

ASCENA RETAIL GROUP, INC.

By: /s/Duane Holloway     Name: Duane Holloway
Title: EVP & General Counsel

Dated: September 27, 2017